Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald L. Storch, Raymond L. Arthur and Deborah Derby and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Toys “R” Us, Inc. for the fiscal year ended January 28, 2006, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 28th day of March, 2006.

Name	Title	Signature

Josh Bekenstein	Director	/s/ Josh Bekenstein

Michael M. Calbert	Director	/s/ Michael M. Calbert

Michael D. Fascitelli	Director	/s/ Michael D. Fascitelli

David Kerko	Director	/s/ David Kerko

Matthew S. Levin	Director	/s/ Matthew S. Levin

John Pfeffer	Director	/s/ John Pfeffer

Dwight Poler	Director	/s/ Dwight Poler

Steven Roth	Director	/s/ Steven Roth

Wendy Silverstein	Director	/s/ Wendy Silverstein